UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2010
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina 27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Establishment of FY 2011 Cash Bonus Award Targets and Performance Criteria

            On April 28, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of RF Micro Devices, Inc. (the “Company”), in accordance with the terms and conditions of the Company’s current Cash Bonus Plan, established the cash bonus award targets and performance criteria applicable to various employees for fiscal 2011 (the “FY11 Bonus Awards”).  The FY11 Bonus Awards will consist of two separate components, and eligibility for each component will be based on two six-month performance periods.  The Committee has determined that the first component of the FY11 Bonus Awards will be based on performance during the first and second quarters of fiscal 2011, and the metrics used to measure performance during this six-month performance period are “free cash flow” (net cash provided by operating activities minus property and equipment expenditures), Multi-Market Products Group (“MPG”) sales growth and Cellular Products Group (“CPG”) sales growth.  During this performance period, free cash flow performance will constitute 75% of the total bonus opportunity, and MPG and CPG sales growth, although assessed separately, will together constitute 25% of the total bonus opportunity.

With respect to the first component of the FY11 Bonus Awards, each named executive officer identified below has the opportunity to earn a cash bonus in an amount between 70% and 200% of one-half of his fiscal 2011 annual target bonus percentage (the “Target”), depending on the Company’s level of free cash flow and MPG and CPG sales growth during the first two quarters of fiscal 2011.  The Target has been established by the Committee as a percentage of each named executive officer’s fiscal 2011 annual base salary.  The Committee expects to establish the performance metrics for the second component of the FY11 Bonus Awards, which is expected to be based on performance during the third and fourth quarters of fiscal 2011, during the third quarter of fiscal 2011.  The cash amount of each component of the FY11 Bonus Awards will be pro rated for performance between thresholds.  No named executive officer will receive FY11 Bonus Awards that, in the aggregate, exceed 200% of his Target as established by the Committee.

The Target for each of the Company’s named executive officers, which is unchanged from fiscal 2010, is set forth below:

Name:                                                                                           Target

Robert A. Bruggeworth                                                                  100%

President and Chief Executive Officer

Steven E. Creviston                                                                          75%

Corporate Vice President and

President of Cellular Products Group

Jerry D. Neal                                                                                    75%

Executive Vice President of

Marketing and Strategic Development

William A. Priddy, Jr.                                                                      75%

Chief Financial Officer,

Corporate Vice President of Administration and

Secretary

Robert M. Van Buskirk                                                                    75%

Corporate Vice President and
President of Multi-Market Products Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                    William A. Priddy, Jr.
                                                                                    Chief Financial Officer, Corporate Vice President of
                                                                                    Administration and Secretary

Date:    May 4, 2010